Exhibit 21.1

Subsidiaries

Name	Jurisdiction
Cliffs Drilling (Barbados) Holdings SRL	Barbados
Cliffs Drilling (Barbados) SRL	Barbados
Cliffs Drilling Company	Delaware
Cliffs Drilling Trinidad L.L.C.	Delaware
Cliffs Drilling Trinidad Offshore Limited	Trinidad and Tobago
FDT Holdings LLC	Delaware
FDT LLC	Delaware
Hercules Drilling Company, LLC	Delaware
Hercules International Asset Company, Ltd.	Cayman Islands
Hercules International Drilling Ltd.	Cayman Islands
Hercules International Finance Company Ltd.	Cayman Islands
Hercules International Holdings, Ltd.	Cayman Islands
Hercules International Management Company Ltd.	Cayman Islands
Hercules International Offshore, Ltd.	Cayman Islands
Hercules Liftboat Company, LLC	Delaware
Hercules Marketing International, Ltd.	Cayman Islands
Hercules Offshore (Nigeria) Limited	Nigeria
Hercules Offshore Arabia, Ltd.	Cayman Islands
Hercules Offshore Disaster Relief Fund	Texas
Hercules Offshore Holdings Ltd.	Cayman Islands
Hercules Offshore International, LLC	Delaware
Hercules Offshore Labuan Corporation	Malaysia
Hercules Offshore Liftboat Company LLC	Delaware
Hercules Offshore Middle East Ltd.	Cayman Islands
Hercules Offshore Services LLC	Delaware
Hercules Oilfield Services Ltd.	Cayman Islands
Hercules Tanjung Asia Sdn. Bhd.	Malaysia
HERO Holdings, Inc.	Delaware
HQ Ltd.	Cayman Islands
SD Drilling LLC	Delaware
Servicios TODCO S. de R.L. de C.V.	Mexico
THE Offshore Drilling Company	Delaware
THE Onshore Drilling Company	Delaware
TODCO Americas Inc.	Delaware
TODCO International Inc.	Delaware
TODCO Mexico Inc.	Delaware
TODCO Servicos de Apóio Marítimo Ltda.	Brazil
TODCO Trinidad Ltd.	Cayman Islands